EXHIBIT NO. 23.1


                               CONSENT OF KPMG LLP

The Board of Directors
CDI Corp:

We consent to the use of our report dated February 21, 2000, incorporated herein by reference, with respect to the consolidated financial statements of CDI Corp. and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December, 31, 1999, and the financial statement schedule for the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of CDI Corp.

Philadelphia, Pennsylvania                        /s/ KPMG LLP
April 5, 2000                                   --------------------
                                                 KPMG LLP